UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2025 (September 5, 2025)

Transportation and Logistics Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-34970	26-3106763
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5500 Military Trail, Suite 22-357

Jupiter, Florida 33458

(Address of Principal Executive Offices) (Zip Code)

(833) 764-1443

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 5, 2025, Transportation and Logistics Systems, Inc. (the “Company”) filed an Amendment (the “Series J Certificate Amendment”) to the Certificate of Designations Rights and Limitations of Series J Senior Convertible Preferred Stock (the “Series J Certificate”) with the Secretary of State of the State of Nevada to, among other things, revise the definition of a Triggering Event (as defined in the Series J Certificate Amendment) to exclude events, facts or circumstances that occurred prior to or were in existence as of the date of the Series J Certificate.

The Series J Certificate Amendment was approved by the Board of Directors of the Company and the holders of a majority of the outstanding shares of Series J Senior Convertible Preferred Stock of the Company, par value $0.001 per share. The foregoing description of the Series J Certificate Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Series J Certificate Amendment, a copy of which is filed as Exhibit 3.1 to this Form 8-K and incorporated in this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Certificate of Amendment to Transportation and Logistics Systems, Inc.’s Certificate of Designations Rights and Limitations of Series J Senior Convertible Preferred Stock, filed with the Secretary of State of the State of Nevada on September 5, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2025

Transportation and Logistics Systems, Inc.

By:	/s/ Sebastian Giordano
Sebastian Giordano
Chief Executive Officer, Chief Financial Officer and Treasurer